EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. §1350, that:

(1)                                 The accompanying Annual Report on Form 10-K for the period ended October 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 28, 2009

/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer
(Principal executive officer)

/s/ Brett L. Frevert
Brett L. Frevert
Interim Chief Financial Officer
(Principal financial officer and
principal accounting officer)